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                                                                 EXHIBIT 10.6




                               GUARANTY AGREEMENT



     This Guaranty Agreement is made and entered into this _____ day of April, 1997, by XETA Corporation, an Oklahoma corporation ("XETA" or the "Guarantor"), to and for the benefit of U.S. Long Distance, Inc., a Texas corporation ("USLD").

                                    RECITALS

     WHEREAS, USLD has extended two loans to Americom Communications Services, Inc., an Oklahoma corporation ("Americom" or the "Borrower"), as follows: (i) a loan in the amount of $166,716.76, as evidenced by a promissory note entitled "Renewal and Extension of Promissory Notes" in the original principal amount of $166,716.76 dated October 1, 1996, and (ii) a loan in the amount of $520,000, as evidenced by a promissory note in the amount of $520,000 dated September 11, 1996 (which loan is further described in that certain Addendum No. 2 dated September 11, 1996 to Master Agency Agreement between Americom and USLD), such evidences of indebtedness being collectively referred to herein as the "Notes"; and

     WHEREAS, as an inducement for and in consideration of USLD agreeing to release all rights, liens, and security interests in or other claims against the assets of Borrower as collateral for payment of the Notes, including without limitation claims against present or future commissions or other revenues of any kind earned by Borrower, XETA has agreed to guarantee the Notes.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, XETA agrees as follows:

     1. XETA hereby absolutely and unconditionally guarantees the prompt payment, as and when due, whether at maturity, by acceleration or otherwise, of the Notes, together with any and all renewals, extensions and changes in form thereof (collectively the "Guaranteed Indebtedness").

     2. Extensions and renewals of the Guaranteed Indebtedness may be made from time to time without notice of any kind. Such extensions, renewals and changes in form shall be binding on Guarantor and shall in no way reduce the Guarantor's liabilities hereunder.

     3. Presentment, demand, protest, notice of protest and notice of dishonor of the Guaranteed Indebtedness and also notice of acceptance by USLD of this Guaranty Agreement (this "GUARANTY") are hereby expressly waived.

     4. USLD may, without notice and without affecting the liability of the Guarantor hereunder, take and hold security for the payment of this Guaranty or the Guaranteed Indebtedness and may exchange, enforce, waive, add to or release security and may apply such
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security and direct the order or manner of sale thereof as USLD, in its discretion, may determine.

     5. Before proceeding hereunder against the Guarantor, USLD shall not be required to: (a) proceed against the Borrower or any other guarantor or party, whether a party to this Guaranty or otherwise; (b) proceed against or exhaust any other security securing the Guaranteed Indebtedness; or (c) pursue any other remedy whatsoever.

     6. Until all the Guaranteed Indebtedness shall have been paid in full, the Guarantor shall not have any right of subrogation or right to participate in any security now or hereafter held by USLD.

     7. If the maturity of the Guaranteed Indebtedness is accelerated either in accordance with the terms of the Notes or any other agreement or writing pertaining to or securing the Guaranteed Indebtedness, this Guaranty shall also be accelerated without demand or notice of any kind.

     8. This Guaranty is binding upon the Guarantor's successors and assigns.

     9. The obligations of the Guarantor hereunder shall constitute a present and continuing guaranty of payment and not of collectibility only, shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense the Guarantor may at any time have against the Borrower or any other person, and shall remain in full force and effect without regard to any event whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall have consented thereto), including without limitation:

              (a) Any extensions, renewals or changes in form of the Notes, any assignment or transfer of any part thereof, any renewals or extension of the terms of payment of the Notes or the granting of time in respect of the payment thereof, or any furnishing or acceptance of security or any release of any security so furnished or accepted for the Notes;

              (b) Any waiver, consent, extension, forbearance or other action or inaction under or in respect of this Guaranty or the Notes, or any exercise of or failure to exercise any right, remedy or power in respect hereof or thereof;

              (c) Any failure, neglect or omission of USLD to protect, in any manner, the collection of the Guaranteed Indebtedness, or any portion thereof, or any security given therefor;

              (d) Any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Borrower or the Guarantor;





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              (e)    Any default by the Borrower, the Guarantor or the
       invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Notes or this Guaranty.

     10. In the event payment of the Indebtedness, or any part thereof, is held to constitute a preference or other avoidable transfer under the Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, or other similar bankruptcy laws, or if for any other reason USLD is required to refund any such payment or pay the amount thereof to any other party, such payment shall be deemed not to have been made and shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to USLD upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.


     11. To induce USLD to accept this Guaranty, Guarantor represents and warrants to USLD that all balance sheets, income statements and other financial statements or data which have been furnished by Guarantor to USLD fairly and accurately represent Guarantor's financial condition as of the dates for which such statements and information are furnished, on a consistent basis.

     12. This Guaranty shall be a contract made under and governed by the laws of the State of Oklahoma.

       IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty to USLD as of the ____ day of April, 1997.



                                   "Guarantor"

                                   XETA CORPORATION


                                   By:     /s/ Jack R. Ingram
                                      ------------------------------------------
                                           Jack R. Ingram, President





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